EXHIBIT (A)(3)


                         Notice of Guaranteed Delivery
                                       to
                         Tender Shares of Common Stock
                                       of
                                  CDnow, Inc.
                       Pursuant to the Offer to Purchase
                              dated July 26, 2000
                                       of
                             BINC Acquisition Corp.
                          a wholly owned subsidiary of
                               Bertelsmann, Inc.

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates for Shares (as defined below) are not immediately available, (ii) if the procedure for book-entry transfer cannot be completed on a timely basis, or
(iii) if time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C. (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See "The Offer--Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

                       The Depositary for the Offer is:
                    ChaseMellon Shareholder Services, L.L.C.

         By Mail:             By Overnight Courier:            By Hand:
       P.O. Box 3301            85 Challenger Road     120 Broadway, 13th Floor
South Hackensack, NJ 07606       Mail Drop-Reorg          New York, NY 10271
   Attn: Reorganization     Ridgefield Park, NJ 07660    Attn: Reorganization
        Department             Attn: Reorganization           Department
                                    Department

                           By Facsimile Transmission
                       (For Eligible Institutions Only):
                                 (201) 296-4293

                              Confirm Facsimile by
                                   Telephone:
                                 (201) 296-4860

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN ONE SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     This notice of guaranteed delivery to the Depositary is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to BINC Acquisition Corp., a Pennsylvania corporation and a wholly owned subsidiary of Bertelsmann, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 26, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, no par value (the "Shares"), of CDnow, Inc., a Pennsylvania corporation (the "Company"), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Signature(s):________________________________________         Address(es):______________________________________

Name(s) of Record Holders:___________________________         __________________________________________________
                                                                                                        Zip Code

_____________________________________________________         Area Code and Tel. No.(s):_________________________
                 Please Type or Print

Number of                                                     Check box if Shares will be tendered by book-entry
Shares:______________________________________________         transfer: [ ]



Certificate No(s). (if available):


_____________________________________________________         Account Number:____________________________________


Dated: __________________________________________2000


                                   GUARANTEE
                    (Not to be used for signature guarantee)


     The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book- entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

Name of Firm:_________________________________________        Authorized-Signature:______________________________

Address:______________________________________________        Name:______________________________________________
                                                                                 Please Print

______________________________________________________        Title:_____________________________________________
                                            Zip Code

Area Code and Tel No.:________________________________        Dated:_________________________________________2000

                      NOTE: DO NOT SEND CERTIFICATE WITH THIS NOTICE OF GUARANTEED DELIVERY.
                           CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


                                       3